                                                                    Exhibit 11.1

              STATEMENT RE: COMPUTATION OF PER SHARE INCOME (LOSS)

                                                                                      THREE MONTHS
                                                                                     ENDED JUNE 30,
                                                                                     --------------

                                                                      1996                                1997
                                                                      ----                                ----
Net income (loss)                                                 $1,298,122                          $   (36,684)

Reduction of interest expense                                         30,836                                    -

Interest income                                                       20,714                                    -
                                                                   ---------                             --------


Net income (loss) applicable to common stock and
  common stock equivalents                                       $ 1,349,672                          $   (36,684)
                                                                 ===========                          ============

Weighted average shares of common stock
  outstanding                                                     12,988,720                           22,479,679

Escrowed shares                                                     (291,663)                            (291,663)

Weighted average effect of common stock
  equivalents                                                     11,915,951                                    -
                                                                  ----------                          -----------

Net shares of common stock and common stock
  equivalents used in net income (loss) per share                 24,613,008                           22,188,016
                                                                  ==========                           ==========

Net income (loss) per share                                             $.05                               $    -
                                                                    ========                              =======